Tenzer Greenblatt LLP
                              The Chrysler Building
                              405 Lexington Avenue
                            New York, New York 10174
                                 (212) 885-5000



                                                                    May 15, 1997


Candie's, Inc.
2975 Westchester Avenue
Purchase, New York 10577


Gentlemen:

     You have requested our opinion with respect to the offering by you, Candie's, Inc., a Delaware corporation (the "Company"), of (i) up to 211,833 shares of the Company's common stock, $.001 par value, (the "Plan Shares") issuable upon exercise of options granted or to be granted under the Company's 1989 Stock Option Plan (the "Plan"), (ii) up to 250,000 shares of common stock (the "Consulting Shares") issuable upon exercise of options (the "Consultants Options") granted to certain individual consultants to the Company for services provided to the Company and (iii) up to 30,000 shares of Common Stock (the "Employee Shares") issuable upon exercise of non-plan options (the "Employee Options") issued to an employee of the Company, pursuant to a registration statement (the "Registration Statement") on Form S-8 to be filed with the Securities and Exchange Commission.

     We have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deemed necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon representations of executive officers of the Company.

     Based upon the foregoing, it is our opinion that the Plan Shares, the Consulting Shares and the Employee Shares have been duly and validly authorized and, when sold, paid for and issued as contemplated by the Plan, the Consultants Options or the Employee Options, as the case may be, will be validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement, and to the use of our name as your counsel in

Candie's, Inc.
May 15, 1997
Page 2



connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act of 1933 or the General Rules and Regulations promulgated thereunder.



                                        Very truly yours,


                                        /s/  TENZER GREENBLATT LLP
                                        ---------------------------